[Canadian Flag Logo]  INDUSTRY CANADA        INDUSTRIE CANADA

                                                                     Exhibit 3.1

RESTATED CERTIFICATE                         CERTIFICAT
OF INCORPORATION                             DE CONSTITUTION A JOUR

CANADA BUSINESS                              LOI CANADIENNE SUR
CORPORATIONS ACT                             LES SOCIETES PAR ACTIONS


GILDAN ACTIVEWEAR INC./                          169105-8
LES VETEMENTS DE SPORTS GILDAN INC.



----------------------------------      ----------------------------------
NAME OF CORPORATION-                    CORPORATION NUMBER-
DENOMINATION DE LA SOCIETE              NUMERO DE LA SOCIETE

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.

Je certifie que les statuts constitutifs de la societe susmentionnee ont ere mis a jour en vertu de l'article 180 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les statuts mis a jour ci-joints.



/s/ Illegible Signature               January 8, 1999/le 8 janvier 1999

Director - Directeur                  Effective Date of Restatement -
                                      Date d'entree en vigueur de la mise a jour


[Canada Logo]

                           INDUSTRY CANADA                        FORM 7
[GRAPHIC OF CANADIAN FLAG]                                 RESTATED ARTICLES OF
                           CANADA BUSINESS                    INCORPORATION
                           CORPORATIONS ACT                   (SECTION 180)
-------------------------------------------------------------------------------
1 - Name of Corporation                                      |  Corporation No.
                                                             |      169105-8
                 GILDAN ACTIVEWEAR INC./                     |
              LES VETEMENTS DE SPORTS GILDAN INC.            |
-------------------------------------------------------------|-----------------
2 - The place in Canada where the registered office is to be situated

     Montreal Urban Community (Province of Quebec)
-------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the Corporation is authorized to issue

     The annexed SCHEDULE A is incorporated in this form.
-------------------------------------------------------------------------------
4 - Restrictions, if any, on share transfers

     None
-------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors

     Minimum: Five (5)         Maximum: Eleven (11)
-------------------------------------------------------------------------------
6 - Restrictions, if any, on business the Corporation may carry on

     None
-------------------------------------------------------------------------------
7 - Other provisions, if any

     The directors may, from time to time and in accordance with the laws governing the Corporation, appoint one or more directors.
-------------------------------------------------------------------------------
The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.
-------------------------------------------------------------------------------
 Signature                |    Date                    |  FOR DEPARTMENTAL USE
 /s/ H. Gregory Chamandy  |                            |  ONLY
 H. Gregory Chamandy      |    December 22, 1998       |
--------------------------------------------------------
Title:  Director, Chairman and Chief Executive Officer |   FILED JAN 08 1999
                                                       |
-------------------------------------------------------------------------------

                                   Schedule A
                  to the Restated Articles of Incorporation of
           Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
______________________________________________________________________________
______________________________________________________________________________

The shares of the Corporation shall consist of (i) an unlimited number of first preferred shares without nominal or par value issuable in series (the "First Preferred Shares"), (ii) an unlimited number of second preferred shares without nominal or par value issuable in series (the "SECOND PREFERRED SHARES"), (iii) an unlimited number of Class B multiple voting shares without nominal or par value (the "CLASS B MULTIPLE VOTING SHARES"), and (iv) an unlimited number of Class A subordinate voting shares without nominal or par value (the "CLASS A SUBORDINATE VOTING SHARES") and the rights, privileges, conditions and restrictions attaching to each such class are as hereinafter set forth. Any reference herein to the Act is a reference to the Canada Business Corporations Act as it now exists and as it may be amended from time to time and any reference herein to a section of the Act is a reference herein to a section of the Act as such section is presently numbered or as it may be renumbered from time to time.

3.1  First Preferred Shares

     The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class, shall be as follows:

     3.1.1 The First Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of, and to determine the designation, rights, privileges, restrictions and conditions attaching to, the First Preferred Shares of each series subject to the limitations, if any, set out in the Articles of the Corporation.

     3.1.2 The holders of any series of the First Preferred Shares shall be entitled to receive in priority to the holders of shares of any other class of the Corporation ranking subordinate to the First Preferred Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such First Preferred Shares form part.

     3.1.3 Upon any liquidation, dissolution, or winding-up of the Corporation or other distribution of assets of a Corporation among shareholders for the purpose of winding-up its affairs, before any amount shall be paid to or any assets distributed among the holders of shares of any other class of the Corporation ranking subordinate to the First Preferred Shares, the holders of the First Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared.

3.1.4 Except as the Articles of the Corporation may provide with respect to any series of the First Preferred Shares in the event of the non-payment of dividends attached to such series, the holders of the First Preferred Shares shall not be entitled to receive any notice of or to attend or to vote at any meeting of shareholders of the Corporation; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the First Preferred Shares are required or entitled by law to vote separately as a class, each holder of the First Preferred Shares of any series thereof shall be entitled to cast, in respect of each such First Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding First Preferred Shares of such series by the number of such outstanding First Preferred Shares; provided that in respect of any such consideration denominated in a currency other than Canadian currency, the Board of Directors of the Corporation shall, for the purpose of this subsection 3.1.4, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

3.1.5 The holders of the First Preferred Shares shall not be entitled to vote separately as a class, and, unless the Articles of the Corporation otherwise provide, the holders of any series of the First Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b) and (e) of subsection 176(1) of the Act.

3.1.6 Any meeting of shareholders at which the holders of the First Preferred Shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the First Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the First Preferred Shares voting separately as a class or as a series, unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the First Preferred Shares voting separately as a class.

3.2  Second Preferred Shares

     The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class, shall be as follows:

     3.2.1 The Second Preferred Shares shall be subject to and subordinate to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares.

     3.2.2 The Second Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of, and to determine the designation, rights, privileges, restrictions and conditions attaching to, the Second Preferred Shares of each series subject to the limitations, if any, set out in the Articles of the Corporation.

     3.2.3 The holders of any series of the Second Preferred Shares shall be entitled to receive in priority to the holders of shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such Second Preferred Shares form part.

     3.2.4 Upon any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, before any amount shall be paid to or any assets distributed among the holders of shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares, the holders of the Second Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared.

3.2.5 Except as the Articles of the Corporation may provide with respect to any series of the Second Preferred Shares in the event of non-payment of dividends attached to such series, the holders of the Second Preferred Shares shall not be entitled to receive any notice of or to attend or to vote at any meeting of shareholders of the Corporation; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class, each holder of the Second Preferred Shares of any series thereof shall be entitled to cast, in respect each such Second Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding Second Preferred Shares of such series by the number of such outstanding Second Preferred Shares; provided that in respect of any such consideration denominated in a currency other than Canadian, the Board of Directors of the Corporation shall, for the purpose of this subsection 3.2.5, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or whole number plus a fraction there shall be no right to vote in respect of such fraction.

3.2.6 The holders of the Second Preferred Shares shall not be entitled to vote separately as a class, and, unless the Articles of the Corporation otherwise provide, the holders of any series of the Second Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b), and (e) of subsection 176(l) of the Act.

3.2.7 Any meeting of shareholders at which the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the Second Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the Second Preferred Shares voting separately as a class or as a series, unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the Second Preferred Shares voting separately as a class.

3.3  Class B Multiple Voting Shares and Class A Subordinate Voting Shares

     The rights, privileges, restrictions and conditions attaching to the Class B Multiple Voting Shares and to the Class A Subordinate Voting Shares shall be as follows:

     3.3.1 The Class B Multiple Voting Shares and the Class A Subordinate Voting Shares shall be subject to and subordinate to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares and the Second Preferred Shares and shall rank pari passu, share for share, as to the right to receive dividends and to receive the remaining property and assets of the Corporation on dissolution.

     3.3.2 Each holder of Class B Multiple Voting Shares and each holder of Class A Subordinate Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings of which only holders of another particular class or series shall have the right to vote. Except as set forth at subsection 3.3.5 below, at each such meeting, each Class B Multiple Voting Share shall entitle the holder thereof to eight (8) votes and each Class A Subordinate Voting Share shall entitle the holder thereof to one (1) vote.

     3.3.3 For as long as any Class B Multiple Voting Shares are issued and outstanding, holders of Class A Subordinate Voting Shares voting separately as a class shall be entitled to elect two (2) directors to the Board of Directors of the Corporation. The directors so elected by holders of Class A Subordinate Voting Shares voting as a separate class shall be referred to as "Class A Directors". This section 3.3.3 shall not come into force until the first annual meeting of the shareholders of the Corporation following the close of the financial year ending October 4, 1998.

     3.3.4 For as long as any Class B Multiple Voting Shares are issued and outstanding, holders of Class A Subordinate Voting Shares and holders of Class B Multiple Voting Shares, voting together as a single class on the basis set forth at section 3.3.2 hereof, shall be entitled to elect all the directors to the Board of Directors of the Corporation other than the Class A Directors.

3.3.5 Each Class A Subordinate Voting Share and each Class B Multiple Voting Share shall entitle the holder thereof to one (1) vote on any proposal with respect to (i) any sale, lease or exchange of all or substantially all of the assets of the Corporation other than in the ordinary course of business, as contemplated by section 189(3) of the Act, except to one or more wholly-owned subsidiaries of the Corporation; (ii) the amalgamation of the Corporation with one or more bodies corporate, as contemplated by section 183 of the Act except to one or more wholly-owned subsidiaries of the Corporation; (iii) the liquidation, dissolution or winding-up of the Corporation; (iv) the issuance by the Corporation of Class A Subordinate Voting Shares or Class B Multiple Voting Shares as consideration for the acquisition of assets or shares of another entity, where shareholder approval for such issuance is required pursuant to the rules of any stock exchange on which Class A Subordinate Voting Shares or Class B Multiple Voting Shares are then listed; and (v) any amendment to these Articles or the By-laws of the Corporation which seeks to altar, amend or repeal any of the provisions of paragraphs (i) to (iv) of this section 3.3.5. For purposes of the matters listed in this section 3.3.5, Class A Subordinate Voting Shares and Class B Multiple Voting Shares shall be equal in all respects and shall be considered as shares of a single class.

3.3.6 The Class B Multiple Voting Shares will automatically be converted into a like number of Class A Subordinate Voting Shares upon the earlier to occur of the following: (i) upon the death of the later to die of H. Gregory Chamandy or Glenn J. Chamandy; (ii) the date at which either H. Gregory Chamandy ceases to be chief executive officer of the Corporation or Glenn J. Chamandy ceases to be chief operating officer of the Corporation, whichever is later; (iii) in the event that more than 40% of the Class B Multiple Voting Shares for the time being outstanding are converted into Class A Subordinate Voting Shares; (iv) in the event that more than 40% of the Class B Multiple Voting Shares for the time being outstanding (or such number of shares of a Holding Entity as would correspond to more than 40% of the Class B Multiple Voting Shares for the time being outstanding) are transferred, directly or indirectly, except in a Permitted Transfer; (v) in the event (a) of the death of either H. Gregory Chamandy or Glenn J. Chamandy or (b) that either H. Gregory Chamandy or Glenn J. Chamandy ceases to be Chief Executive Officer or Chief Operating Officer of the Corporation, and that upon and from such event (1) the later to die of H. Gregory Chamandy or Glenn J.

Chamandy or (2) the later to cease to be Chief Executive Officer or Chief Operating Officer of the Corporation of H. Gregory Chamandy or Glenn J. Chamandy does not exercise, directly or indirectly, voting control over all of the shares of Holding Entities, if any, and the Class B Multiple Voting Shares which, on the date of such occurrence, were beneficially owned by the person who has died or has ceased to hold his executive position with the Corporation; (vi) in the event that the Board of Directors of the Corporation shall, in a directors' circular or otherwise, make (a) a recommendation to accept or (b) a statement to the effect that the directors are unable to make or are not making a recommendation to shareholders of the Corporation with respect to a take-over bid on the Class A Subordinate Voting Shares, or (vii) in the event that any creditor holding a permitted security or permitted security interest over any Class B Multiple Voting Shares or any shares of a Holding Entity (as contemplated at clauses (v) of the definition of "Permitted Transfer" below) acquires, sells, causes to be sold or otherwise disposes of such shares and such action would have the effect contemplated at clause (iv) above (such event being hereinafter referred to as a "Triggering Event"). Upon the occurrence of a Triggering Event, holders of Class B Multiple Voting Shares or the Corporation, as the case may be, shall furnish or cause to be furnished to the Transfer Agent for the Class A Subordinate Voting Shares an affidavit or sworn declaration to that effect. Upon receipt of such document or other evidence acceptable to the Transfer Agent, the Transfer Agent shall send or cause to be sent to all holders of the Class A Subordinate Voting Shares a written notice of the occurrence of the Triggering Event.

For purposes of this subsection 3.3.6, the following terms shall have the following respective meanings:

(a) "transfer", when used in relation to shares, includes a sale or other disposal, as well as the granting of a charge, hypothec, or other encumbrance thereon.

(b) "Holding Entity" means Harco Holdings Inc. as well as any Permitted Transferee, to the extent that they hold Class B Multiple Voting Shares.

(c) "Permitted Transfer" means (i) a transfer in favour of a Permitted Transferee, (ii) upon the death of the first to die of H. Gregory Chamandy or Glenn J. Chamandy, such shares as are then beneficially owned by the deceased may be (a) sold to the survivor, or (b) be transferred to the spouse or the living children of the deceased (either outright or by means of a spousal trust), by will or the law of succession, provided always that the survivor maintains full and complete voting control, whether directly or indirectly, over such shares;
    (iii) upon the first to retire of H. Gregory Chamandy or Glenn J. Chamandy, such shares as are then beneficially owned by the retiring brother may be sold to the other brother; (iv) upon the death or retirement of Edwin B. Tisch, such shares as are then beneficially owned by Edwin B. Tisch may be sold to H. Gregory Chamandy, Glenn J. Chamandy or, to the extent one or the other of H. Gregory Chamandy or Glenn J. Chamandy has passed away and transferred all of the shares of Holding Entities, if any, or all of Class B Multiple Voting Shares to his spouse or living children as contemplated at
    (ii)(b) of this definition, the spouse or living children of such deceased person, provided always that the purchasers maintain, (or, to the extent one or the other of H. Gregory Chamandy or Glenn J. Chamandy has passed away, the survivor maintains) full and complete voting control over such shares; and (v) in the case of a Permitted Transfer contemplated by (ii), (iii) and
    (iv) above, or a transfer to Harco Holdings Ltd. as permitted under paragraph (i) of the definition of Permitted Transferee at (d) below, the purchaser may charge, pledge, hypothecate or otherwise encumber any Class B Multiple Voting Shares or shares of Holdings Entities, if any, beneficially owned by him (including the shares acquired by him in such sale) in favour of a third party to secure any indebtedness incurred for the purpose of financing, in whole or in part, such sale.

(d) "Permitted Transferee" means (i) Harco Holdings Ltd., if such entity is still the registered holder of some of the Class B Multiple Voting Shares issued and outstanding, (ii) in the case of Class B Multiple Voting Shares or of shares of Holding Entities beneficially owned by H. Gregory Chamandy,
    H. Gregory Chamandy, corporations wholly-owned, directly or indirectly, by
    H. Gregory Chamandy, any limited liability or similar company if all the value of the company is owned by H. Gregory Chamandy and any trust, the sole beneficiary of which is H. Gregory Chamandy, (iii) in the case of Class B Multiple Voting Shares or of shares of Holding Entities beneficially owned by Glenn J. Chamandy, Glenn J. Chamandy, corporations wholly-owned, directly or indirectly, by Glenn J. Chamandy, any limited liability or similar company if all the value of the company is owned by Glenn J. Chamandy and any trust, the sole beneficiary of which is Glenn J. Chamandy, and (iv) in the case of Class B Multiple Voting Shares or of shares of Holding Entities beneficially owned by Edwin B. Tisch, Edwin B. Tisch, corporations wholly-owned, directly or indirectly, by Edwin B. Tisch, any limited liability or similar company if all the value of the company is owned by Edwin B. Tisch and any trust, the sole beneficiary of which is Edwin B. Tisch, provided always that the current voting arrangements in connection with the Class B Multiple Voting Shares is maintained.

3.3.7 Each issued and outstanding Class B Multiple Voting Share that is transferred (within the meaning of subsection 3.3.6 hereof) will be automatically converted into one Class A Subordinate Voting Share upon the effective time of such transfer.

3.3.8 Each issued and outstanding Class B Multiple Voting Share may, at any time and from time to time, at the holder's option, be converted into one (1) Class A Subordinate Voting Share. The conversion right provided in this subsection 3.3.8 shall be exercised by notice in writing given to the Corporation or to any transfer agent of the Class A Subordinate Voting Shares accompanied by the certificate representing the Class B Multiple Voting Shares which the holder desires to convert.

3.3.9 The Class B Multiple Voting Shares and the Class A Subordinate Voting Shares may not be subdivided or consolidated unless the Class B Multiple Voting Shares or the Class A Subordinate Voting Shares, as the case may be, are simultaneously and similarly subdivided or consolidated.

3.3.10 Neither the holders of the Class B Multiple Voting Shares nor the holders of the Class A Subordinate Voting Shares shall be entitled to vote separately as a class upon a proposal to amend the Articles of the Corporation in the case of an amendment of the kind referred to in paragraph (a) of subsection 176(l) of the Act and, as regards the creation of additional classes of preferred shares which are non voting, except as may be provided in the event that the Corporation has failed to pay the prescribed dividends thereon, paragraph (e) of subsection 176(l) of the Act.

3.3.11  Except as otherwise provided above, Class A Subordinate Voting
        Shares and Class B Multiple Voting Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the Act.

3.3.11 Except as otherwise provided above, Class A Subordinate Voting Shares and Class B Multiple Voting Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the Act.